UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 13, 2019, the board of directors (the “Board”) of AVEO Pharmaceuticals, Inc. (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee, elected Ms. Scarlett Spring as a member of the Board, effective November 18, 2019. In accordance with the Company’s Second Amended and Restated By-Laws, Ms. Spring will serve as a director until the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) and thereafter until her successor has been duly elected and qualified or until her earlier death, resignation or removal.

Ms. Spring is the Co-founder and Chief Executive Officer of TapRoot Interventions & Solutions. Ms. Spring previously served as President and Chief Commercial Officer for VisionGate, Inc. and worked at Merck & Co., Inc. and AstraZeneca Pharmaceuticals, LP in various sales and commercial roles. Ms. Spring also previously served as Executive Vice President and Chief Operating Officer of the Greater Phoenix Economic Council. She currently serves as a member of the Arizona Bioscience Board and Risk Capital Committee of the Flinn Foundation, the board of directors of the Arizona Sports and Tourism Authority and the board of directors of Republic Bank of Arizona.

There are no arrangements or understandings between Ms. Spring and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. Spring has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Ms. Spring will receive compensation for her service as a non-employee director in accordance with the Company’s director compensation policy, including the award of a one-time nonqualified stock option under the Company’s 2019 Equity Incentive Plan (the “Plan”) to purchase 100,000 shares of the Company’s common stock (“Common Stock”) at an exercise price of $0.66 per share, which was equal to the closing price of Common Stock on The Nasdaq Capital Market on the effective date of Ms. Spring’s election. This option vests in 36 equal monthly installments commencing with the first day of the month following the date of grant, subject to the director’s continued service on the Board. In addition, after Ms. Spring has served for at least six months, she would be entitled to an annual award upon re-election at each annual meeting of stockholders, of a nonqualified stock option (an “Annual Director Option”) under and pursuant to the Plan to purchase shares of Common Stock having an exercise price per share equal to the then-fair market value of the Common Stock. The Annual Director Option vests in twelve equal monthly installments commencing on the first day of the month following the date of grant, subject to Ms. Spring’s continued service on the Board. Ms. Spring will also receive cash fees for services as a Board member pursuant to the Plan and the Company’s director compensation policy, as updated from time to time by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: November 19, 2019	By:	/s/ Michael Bailey
Michael Bailey President and Chief Executive Officer